UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300 San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Encore Capital Group, Inc. (the “Company”) held its annual meeting of stockholders on June 6, 2012. Proxy statements were sent to all stockholders of the Company. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

The first proposal was for the election of the following eight directors: J. Brandon Black; George Lund; Willem Mesdag; Francis Quinlan; Norman Sorensen; J. Christopher Teets; H Ronald Weissman; and Warren Wilcox. All eight directors were elected with the following votes tabulated:

	For	Withheld
J. Brandon Black	22,535,784	62,121
George Lund	22,408,425	189,480
Willem Mesdag	20,301,916	2,295,989
Francis Quinlan	22,535,134	62,771
Norman Sorensen	22,535,134	62,771
J. Christopher Teets	22,335,422	262,483
H Ronald Weissman	22,535,685	62,220
Warren Wilcox	22,336,324	261,581

The second proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified with the following votes tabulated:

For	Against	Abstain	Broker Non-Votes
23,335,915	126,167	3,862	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 7, 2012	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer